EXHIBIT 99.3
XEROX HOLDINGS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
INTRODUCTION
(in millions, except where otherwise noted)
On October 15, 2024, Xerox Corporation (Xerox) entered into a Securities Purchase Agreement (the Purchase Agreement) with ITsavvy Holdings, LLC (the Seller) and ITsavvy Acquisition Company (ITsavvy). The transaction contemplated by the Purchase Agreement was consummated on November 20, 2024 (the Closing Date) and is referred to herein as the “Acquisition”.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, “Amendments to Financial Disclosures About Acquired and Disposed Businesses,” as adopted by the SEC on May 21, 2020 (Article 11).
The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Acquisition, as if it had been completed on September 30, 2024 and combines the unaudited consolidated balance sheet of Xerox as of September 30, 2024 with ITsavvy’s unaudited consolidated balance sheet as of September 30, 2024.
The unaudited pro forma condensed combined statements of (loss) income for the nine months ended September 30, 2024 and the twelve months ended December 31, 2023 give effect to the Acquisition, as if it had occurred on January 1, 2023, the first day of Xerox’s fiscal year 2023 and combines the historical results of Xerox and ITsavvy. The unaudited pro forma condensed combined statements of income for the twelve months ended December 31, 2023 combines the audited consolidated statements of (loss) income of Xerox for the twelve months ended December 31, 2023 and ITsavvy’s audited consolidated statement of income for the twelve months ended December 31, 2023. The unaudited pro forma condensed combined statements of (loss) income for the nine months ended September 30, 2024 combines the unaudited consolidated statements of (loss) income of Xerox for the nine months ended September 30, 2024 with ITsavvy’s unaudited consolidated statements of income for the nine months ended September 30, 2024.
The historical financial statements of Xerox and ITsavvy have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that constitute accounting adjustments, which are necessary to account for the Acquisition in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that Xerox management believes are reasonable.
The unaudited pro forma condensed combined financial information should be read in conjunction with:
•The accompanying notes to the unaudited pro forma condensed combined financial information;
•The separate audited financial statements of Xerox as of and for the twelve months ended December 31, 2023 and the related notes, included in Xerox’s Annual Report on Form 10-K for the twelve months ended December 31, 2023, filed with Securities and Exchange Commission (SEC) on February 23, 2024;
•The separate unaudited interim financial statements Xerox as of and for the nine months ended September 30, 2024 and the related notes, included in Xerox’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 filed with SEC on November 4, 2024;
•The separate audited financial statements of ITsavvy as of and for the year ended December 31, 2023 and the related notes, filed as Exhibit 99.1 herein; and
•The separate unaudited financial statements of ITsavvy as of and for the nine months ended September 30, 2024 and the related notes, filed as Exhibit 99.2 herein.
Description of the Transaction
On November 20, 2024, Xerox completed the Acquisition of ITsavvy. The total consideration paid to the Sellers was $405, which consisted of (i) cash payments of $195, (ii) a $110 secured promissory note issued by Xerox to the Seller at the Closing Date (the 2025 Note), and (iii) another $110 secured promissory note issued by Xerox to the Seller at the Closing Date (the 2026 Note and, together with the 2025 Note, the Notes), net of unamortized debt discount of $10 on the Notes. Refer to Note 3 - Purchase Price Allocation for additional information regarding total consideration paid. There are no material post-closing adjustments expected.
Pro Forma Financial Statements

Accounting for the Transaction
The Acquisition is being accounted for by Xerox using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805 — Business Combinations (ASC 805). Xerox’s management has evaluated the guidance contained in ASC 805 and determined that Xerox is the acquirer for financial accounting purposes. Accordingly, Xerox’s cost to acquire ITsavvy has been allocated to ITsavvy’s acquired assets and liabilities based upon their estimated fair values. The allocation of the Acquisition consideration is estimated and is dependent upon estimates of certain valuations that are subject to change. Any differences between the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as an adjustment to goodwill. The allocation of the aggregate Acquisition consideration and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and may be subject to measurement period adjustments or changes based on a final determination of fair value. Refer to Note 1—Basis of Presentation for more information.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Acquisition occurred as of the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future results of operations or financial position of Xerox. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final business combination accounting may be material.
Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	September 30, 2024
(in millions)	Xerox Historical(1)	ITsavvy Adjusted Historical(2)	ITsavvy Combination Pro Forma Adjustments	Note 4	Pro Forma Combined Company
Assets
Cash and cash equivalents	$521	$42	$(195)	A	$368
Accounts receivable, net	821	50	—		871
Billed portion of finance receivables, net	50	—	—		50
Finance receivables, net	664	—	—		664
Inventories	732	4	—		736
Other current assets	223	4	—		227
Total current assets	3,011	100	(195)		2,916
Finance receivables due after one year, net	1,275	—	—		1,275
Equipment on operating leases, net	255	—	—		255
Land, buildings and equipment, net	225	4	—		229
Intangible assets, net	149	107	29	B	285
Goodwill, net	1,709	66	216	C	1,991
Deferred tax assets	635	—	(18)	F	617
Other long-term assets	1,063	3	—		1,066
Total Assets	$8,322	$280	$32		$8,634
Liabilities and Equity
Short-term debt and current portion of long-term debt	$519	$1	$80	D	$600
Accounts payable	895	54	—		949
Accrued compensation and benefits costs	227	6	—		233
Accrued expenses and other current liabilities	752	15	—		767
Total current liabilities	2,393	76	80		2,549
Long-term debt	2,752	71	58	E	2,881
Pension and other benefit liabilities	1,126	—	—		1,126
Post-retirement medical benefits	166	—	—		166
Other long-term liabilities	354	51	(24)	F	381
Total Liabilities	6,791	198	114		7,103

Noncontrolling Interests	10	—	—		10

Convertible Preferred Stock	214	—	—		214

Common stock	124	—	—	G	124
Additional paid-in capital	1,123	80	(80)	G	1,123
Retained earnings (accumulated deficit)	3,570	2	(2)	G	3,570
Accumulated other comprehensive loss	(3,514)	—	—		(3,514)
Xerox Holdings shareholders' equity	1,303	82	(82)		1,303
Noncontrolling interests	4	—	—		4
Total Equity	1,307	82	(82)		1,307
Total Liabilities and Equity	$8,322	$280	$32		$8,634
____________
(1)Xerox Holdings Corporation (Xerox)
(2)The financial information in this column has been derived from ITsavvy Acquisition Company, Inc.'s (ITsavvy) historical consolidated financial statements for the nine months ended September 30, 2024 with certain reclassification adjustments made by Xerox as described in further detail in Note 1 - Basis of Presentation in connection with the Acquisition of ITsavvy. Refer to Note 2 - Reclassification Adjustments for additional information regarding certain reclassification adjustments that have been made to conform ITsavvy’s historical financial statement presentation to Xerox’s historical financial statement presentation.

See the accompanying notes to the unaudited pro forma condensed financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 4 - Pro Forma Adjustments in connection with the Acquisition of ITsavvy.
Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF (LOSS) INCOME

	Nine Months Ended September 30, 2024
(in millions, except per share data)	Xerox Historical(1)	ITsavvy Adjusted Historical(2)	ITsavvy Combination Pro Forma Adjustments	Note 4	Pro Forma Combined Company
Revenues
Sales	$1,722	$290	$—		$2,012
Services, maintenance and rentals	2,768	61	—		2,829
Financing	118	—	—		118
Total Revenues	4,608	351	—		4,959
Costs and Expenses
Cost of sales	1,117	244	—		1,361
Cost of services, maintenance and rentals	1,951	47	—		1,998
Cost of financing	82	—	—		82
Research, development and engineering expenses	144	—	—		144
Selling, administrative and general expenses	1,160	45	2	H	1,207
Goodwill Impairment	1,058	—	—		1,058
Restructuring and related costs	107	—	—		107
Amortization of intangible assets	30	5	5	I	40
Divestitures	51	—	—		51
Transaction and related costs, net	—	—	—		—
Other expenses, net	120	6	1	J	127
Total Costs and Expenses	5,820	347	8		6,175
(Loss) Income before Income Taxes and Equity Income	(1,212)	4	(8)		(1,216)
Income tax expense (benefit)	88	1	(1)	K	88
Net (Loss) Income	(1,300)	3	(7)		(1,304)
Less: Preferred Stock Dividends, net	(11)	—	—		(11)
Net (Loss) Income Attributable to Common Shareholders	$(1,311)	$3	$(7)		$(1,315)

Loss per Share from Continuing Operations
Basic Loss per Share	$(10.55)				$(10.59)
Diluted Loss per Share	$(10.55)				$(10.59)

Pro Forma Shares Outstanding (in thousands)
Basic	124,149		—		124,149
Diluted	124,149		—		124,149
_____________
(1)Xerox Holdings Corporation (Xerox)
(2)The financial information in this column has been derived from ITsavvy Acquisition Company, Inc.'s (ITsavvy) historical consolidated financial statements for the nine months ended September 30, 2024 with certain reclassification adjustments made by Xerox as described in further detail in Note 1 - Basis of Presentation in connection with the Acquisition of ITsavvy. Refer to Note 2 - Reclassification Adjustments for additional information regarding certain reclassification adjustments that have been made to conform ITsavvy’s historical financial statement presentation to Xerox’s historical financial statement presentation.

See the accompanying notes to the unaudited pro forma condensed financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 4 - Pro Forma Adjustments in connection with the Acquisition of ITsavvy.

Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF (LOSS) INCOME

	Year Ended December 31, 2023
(in millions, except per share data)	Xerox Historical(1)	ITsavvy Adjusted Historical(2)	ITsavvy Combination Pro Forma Adjustments	Note 4	Pro Forma Combined Company
Revenues
Sales	$2,720	$333	$—		$3,053
Services, maintenance and rentals	3,975	77	—		4,052
Financing	191	—	—		191
Total Revenues	6,886	410	—		7,296
Costs and Expenses
Cost of sales	1,778	279	—		2,057
Cost of services, maintenance and rentals	2,664	58	—		2,722
Cost of financing	130	—	—		130
Research, development and engineering expenses	229	—	—		229
Selling, administrative and general expenses	1,696	55	2	H	1,753
Restructuring and related costs	167	—	—		167
Amortization of intangible assets	43	7	9	I	59
PARC Donation	132	—	—		132
Transaction and related costs, net	—	—	—		—
Other expenses, net	75	9	2	J	86
Total Costs and Expenses	6,914	408	13		7,335
(Loss) Income before Income Taxes and Equity Income	(28)	2	(13)		(39)
Income tax (benefit) expense	(29)	1	(3)	K	(31)
Net Income (Loss)	1	1	(10)		(8)
Less: Preferred Stock Dividends, net	(14)	—	—		(14)
Net (Loss) Income Attributable to Common Shareholders	$(13)	$1	$(10)		$(22)

Loss per Share from Continuing Operations
Basic Loss per Share	$(0.09)				$(0.15)
Diluted Loss per Share	$(0.09)				$(0.15)

Pro Forma Shares Outstanding (in thousands)
Basic	149,116		—		149,116
Diluted	149,116		—		149,116
_____________
(1)Xerox Holdings Corporation (Xerox)
(2)The financial information in this column has been derived from ITsavvy Acquisition Company, Inc.'s (ITsavvy) historical consolidated financial statements for the year ended December 31, 2023 with certain reclassification adjustments made by Xerox as described in further detail in Note 1 - Basis of Presentation in connection with the Acquisition of ITsavvy. Refer to Note 2 - Reclassification Adjustments for additional information regarding certain reclassification adjustments that have been made to conform ITsavvy’s historical financial statement presentation to Xerox’s historical financial statement presentation.

See the accompanying notes to the unaudited pro forma condensed financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 4 - Pro Forma Adjustments in connection with the Acquisition of ITsavvy.

Pro Forma Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
NOTE 1 – BASIS OF PRESENTATION
(in millions, except per share data, and where otherwise noted)
The preceding unaudited pro forma condensed combined financial information has been prepared by Xerox in accordance with Article 11 of Regulation S-X to reflect the Acquisition. The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of what Xerox’s condensed combined statements of (loss) income or condensed combined balance sheet would have been had the Acquisition been consummated as of the dates indicated or will be for any future periods. The unaudited proforma condensed combined financial information does not purport to project the future financial position or results of operations of Xerox following the Closing Date of the Acquisition. The pro forma condensed combined financial information reflects transaction accounting adjustments Xerox believes are necessary to present fairly Xerox’s unaudited pro forma financial position and results of operations following the Closing Date as of and for the periods indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Acquisition, nor does it reflect the costs to integrate the operations of Xerox and ITsavvy or the costs necessary to achieve any cost savings, operating synergies, and revenue enhancements.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations with Xerox as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Xerox and ITsavvy. Under ASC 805, with certain exceptions, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The allocation of the aggregate Acquisition consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate Acquisition consideration has been made for the purpose of developing the unaudited proforma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of aggregate Acquisition consideration.
The transaction accounting adjustments represent Xerox’s best estimates and are based upon currently available information and certain assumptions that Xerox believes are reasonable under the circumstances. Xerox is not aware of any material transactions between Xerox and ITsavvy (prior to the announcement of the Acquisition) during the periods presented. Accordingly, adjustments to eliminate transactions between Xerox and ITsavvy have not been reflected in the unaudited proforma condensed combined financial information.
Xerox has commenced a preliminary review of ITsavvy’s accounting policies to determine if differences in accounting policies and account classifications require reclassification of results operations or reclassification of assets and liabilities to conform to Xerox’s accounting policies and classifications. Accordingly, we may identify differences between the accounting policies of the two companies, which when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
In addition, as discussed in Note 2 - Reclassification Adjustments, certain reclassification adjustments have been made to conform ITsavvy’s historical financial statement presentation to Xerox’s historical financial statement presentation.
Pro Forma Financial Statements

NOTE 2 - RECLASSIFICATION ADJUSTMENTS
During the preparation of this unaudited pro forma condensed combined financial information, Xerox management performed a preliminary analysis of ITsavvy’s financial information to identify differences in financial statement presentation as compared to the presentation of Xerox. With the information currently available, Xerox has made reclassification adjustments to conform ITsavvy’s historical financial statement presentation to Xerox’s historical financial statement presentation. Following the Acquisition, Xerox completed its review of the financial statement presentation.
Refer to the table below for a summary of reclassification adjustments made to present ITsavvy’s balance sheet as of September 30, 2024 to conform with that of Xerox's financial statement presentation:

(in millions)	September 30, 2024
	ITsavvy Historical	Adjustments		ITsavvy Adjusted Historical
Prepaid assets	$3	$(3)	(a)	$—
Income tax receivable	1	(1)	(a)	—
Other current assets	—	4		4
Right-of-use assets	3	(3)	(b)
Other long-term assets	—	3		3
Total Adjustments to ITsavvy historical assets	$7	$—		$7

Accrued compensation and benefits costs	$—	$6	(c)	$6
Current portion of operating lease liabilities	1	(1)	(d)	—
Current portion of deferred revenue	13	(13)	(d)	—
Accrued expenses and other current liabilities	7	8	(e)	15

Long-term portion of deferred revenue	13	(13)	(f)	—
Contingent consideration	13	(13)	(f)	—
Long-term portion of operating lease liabilities	2	(2)	(f)	—
Deferred tax liability	11	(11)	(f)
Other long-term liabilities	12	39		51
Total Adjustments to ITsavvy historical liabilities	$72	$—		$72
(a)Reclassified to Other current assets.
(b)Reclassified to Other long-term assets.
(c)Reclassified from Accrued expenses and other current liabilities.
(d)Reclassified to Accrued expenses and other current liabilities
(e)Includes reclassifications of $1 from Current portion of operating lease liabilities, and $13 from Current portion of deferred revenue, partially offset by a reclassification of $6 to Accrued compensation and benefits costs
(f)Reclassified to Other long-term liabilities

Pro Forma Financial Statements

Refer to the table below for a summary of reclassification adjustments made to present ITsavvy’s condensed consolidated statement of income for the nine months ended September 30, 2024 to conform with that of Xerox's financial statement presentation:

	Nine months ended September 30, 2024
(in millions)	ITsavvy Historical	Adjustments		ITsavvy Adjusted Historical
Sales	$351	$(61)	(a)	$290
Services, maintenance and rentals	—	61		61

Cost of sales	$302	$(58)	(b)	$244
Cost of services, maintenance and rentals	—	47	(c)	47
Selling, administrative and general expenses	39	6	(d)	45
Amortization of intangible assets	—	5	(e)	5
Interest expense	6	(6)	(f)	—
Other expenses, net	—	6		6
(a)Reclassified $(61) from Sales to Services, maintenance and rentals.
(b)Reclassified ($47) to Cost of services, maintenance and rentals, and ($11) to Selling, administrative and general expenses.
(c)Reclassified $47 from Cost of sales.
(d)Reclassified $11 from Cost of sales and ($5) to Amortization of intangible assets.
(e)Reclassified $5 from Selling, administrative and general expenses.
(f)Reclassified ($6) to Other expenses, net

Refer to the table below for a summary of reclassification adjustments made to present ITsavvy’s condensed consolidated statement of income for the year ended December 31, 2023 to conform with that of Xerox's financial statement presentation:

	Year ended December 31, 2023
(in millions)	ITsavvy Historical	Adjustments		ITsavvy Adjusted Historical
Sales	$410	$(77)	(a)	$333
Services, maintenance and rentals	—	77		77

Cost of sales	$350	$(71)	(b)	$279
Cost of services, maintenance and rentals	—	58	(c)	58
Selling, administrative and general expenses	49	6	(d)	55
Amortization of intangible assets	—	7	(e)	7
Interest expense	9	(9)	(f)	—
Other expenses, net	—	9		9
(a)Reclassified ($77) to Sales to Service, maintenance and rentals.
(b)Reclassified ($58) to Cost of services, maintenance and rentals, and ($13) to Selling, administrative and general expenses.
(c)Reclassified $58 from Cost of sales.
(d)Reclassified $13 from Cost of sales and ($7) to Amortization of intangible assets.
(e)Reclassified $7 from Selling, administrative and general
(f)Reclassified ($9) to Other expenses, net.
Pro Forma Financial Statements

NOTE 3 - PURCHASE PRICE ALLOCATION
The following table provides an estimated preliminary pro forma purchase price allocation, which is subject to change upon a completed valuation of the assets acquired and liabilities assumed as of the Closing Date. The preliminary purchase price allocation assumes as if the Acquisition had been consummated on September 30, 2024, based on the unaudited consolidated balance sheet of ITsavvy as of September 30, 2024, with the excess recorded as goodwill. The aggregate Acquisition consideration is $405. Refer to the table below for additional details:

	September 30, 2024
Acquisition Consideration
Cash	$195
Secured promissory notes due in 2025	107	(a)
Secured promissory notes due in 2026	103	(a)
Total consideration transferred	$405

Assets acquired
Cash and cash equivalents	$42
Accounts receivable, net	50
Inventories	4
Other current assets	4
Land, buildings and equipment, net	4
Intangible assets, net	136	(b)
Other long-term assets	3
Total Assets acquired	$243

Liabilities acquired
Accounts payable	$54
Accrued compensation and benefits costs	6
Accrued expenses and other current liabilities	15	(c)
Other long-term liabilities	45	(c)
Total Liabilities acquired	$120

Net Assets acquired	$123

Goodwill	$282	(d)
(a) Represents the fair value of the Notes issued.
(b) Comprised of acquired customer relationships and trade names of $134 and $2, respectively. The fair value estimate for these is preliminary and final determination of fair value is subject to change.
(c) Both Accrued expenses and other current liabilities, and Other long-term liabilities include $13 of deferred revenue, respectively. The unaudited pro forma condensed combined financial statements presented reflects the adoption of Accounting Standards Update (ASU) 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. Under the standard, deferred revenue acquired in a business combination is measured pursuant to Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers rather than its acquisition date fair value. Also included in Other long-term liabilities is $7 of deferred taxes recorded on the fair value step-up of intangible assets.
(d)    Goodwill is calculated as the difference between the consideration transferred and the preliminary estimate of the fair value assigned to the assets acquired and liabilities assumed. The fair value estimate for goodwill is preliminary. The final determination of fair value of goodwill is subject to change.
The assumed accounting for the Acquisition is based on provisional amounts, including estimates of the fair value of the assets and liabilities assumed on September 30, 2024 and have been prepared to illustrate the effect of the ITsavvy acquisition. The associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and liabilities assumed was based upon the preliminary estimate of the fair values. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the transaction and will be based on the fair values of the assets acquired and liabilities assumed as of the Closing Date. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined financial information.
Pro Forma Financial Statements

NOTE 4 – PRO FORMA ADJUSTMENTS
This note should be read in conjunction with Note 1 - Basis of Presentation and Note 3 - Purchase Price Allocation. The following summarizes the pro forma adjustments in connection with the Acquisition of ITsavvy to give effect to the transaction as if it had occurred on January 1, 2023 for purposes of the unaudited pro forma condensed combined statements of (loss) income and on September 30, 2024 for purposes of the unaudited pro forma condensed combined balance sheet:
(A) Reflects the adjustment to cash and cash equivalents:

(in millions)	September 30, 2024
Cash consideration to the Seller	$121	(1)
Settlement of debt obligations	74	(2)
Total	$195
(1)Represents cash consideration for the Acquisition and includes $8 placed in escrow that is expected to ultimately transfer to the Seller, as well as $3 of transaction costs incurred by ITsavvy, and $3 for certain insurance policies that were paid by Xerox at the Closing Date.
(2)Represents payment by Xerox made at the Closing Date to settle ITsavvy's debt obligations that Xerox will not assume.
(B) Reflects the preliminary acquisition accounting adjustment to step up ITsavvy’s historical intangible assets and goodwill, and to reflect the acquired identifiable intangible assets consisting primarily of customer relationships of $134 as well as the capitalization of the preliminary goodwill for Acquisition consideration in excess of the fair value of net assets acquired in connection with the Acquisition. The fair value of the acquired customer relationship intangible asset is estimated based on a multi-period excess earnings method which calculates the present value of the estimated revenues and net cash flows derived from it.
The following table summarizes the fair values of ITsavvy’s identifiable intangible assets and their estimated average useful lives and details the pro forma transaction accounting adjustment related to intangibles, net:

(in millions)	September 30, 2024	Estimated Useful Life
Customer relationships	$134	10 years
Trade name	2	1 year
Total preliminary fair value of acquired intangibles	136
Less: ITsavvy's historical intangible assets	(107)
Net pro forma transaction accounting adjustment to intangible assets, net	$29
For purposes of the unaudited pro forma condensed combined statement of (loss) income, pro forma amortization expense is preliminary and based on the use of straight-line amortization over the estimated average useful life of the finite life intangible assets recognized in the Acquisition. The customer relationship intangible asset acquired in this Acquisition has a preliminary estimated useful life of 10 years.
The amount of amortization expense recognized following the Closing Date may differ significantly between periods based upon the final fair value assigned, the estimated useful life assigned and the amortization methodology used for each identifiable intangible asset.
(C) Reflects preliminary acquisition accounting adjustment to record goodwill and eliminate ITsavvy historical goodwill:

(in millions)	September 30, 2024
Fair value of consideration transferred in excess of fair value of assets acquired and liabilities assumed	$282	(1)
Elimination of ITsavvy's historical goodwill	(66)
Net pro forma transaction accounting adjustment to Goodwill, net	$216
(1)Refer to the table in Note 3 - Purchase Price Allocation for the calculation of the fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed based on the preliminary allocation of the Acquisition consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of ITsavvy.
The pro forma adjustments related to intangibles, net and goodwill, net were based on the preliminary information available at the time of the preparation of the unaudited pro forma condensed combined financial information.
Pro Forma Financial Statements

(D) Reflects the removal of $1 of the current portion of ITsavvy debt which was settled at the Acquisition date and therefore not assumed by the Xerox, as well as the fair value of the current portion of the secured promissory note of $81, which was issued by Xerox to the Seller in conjunction with the Acquisition.
(E) Reflects pro forma transaction accounting debt-related adjustments:

(in millions)	September 30, 2024
Settlement of Long-term debt	$(73)
Debt issuance cost related to settled debt	2
Long-term portion of secured promissory notes	129	(1)
Net pro forma transaction accounting adjustment to Long-term debt	$58
(1)Represents the fair value of the long-term portion of the secured promissory notes issued by Xerox to the Seller in conjunction with the Acquisition.
(F) Reflects the removal of the balance of contingent consideration of $13 related to certain of ITsavvy's previous business combinations that were settled in conjunction with the Acquisition, the increase of $7 to deferred tax liabilities associated with the additional intangible assets recorded with the Acquisition, as well as the reclassification of deferred tax liabilities of $18 to deferred tax assets.
(G)     Reflects the elimination of ITsavvy's historical equity.
(H) Represents an adjustment made to reflect share-based payment expense recorded by Xerox for restricted stock awards issued to certain employees in conjunction with the Acquisition.
(I) Reflects the adjustments to Amortization of intangible assets

(in millions)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Removal of ITsavvy's historical intangible asset amortization	$(5)	$(7)
Estimated amortization of acquired intangible assets	10	16	(1)
Net pro forma transaction accounting adjustment to Amortization of intangible assets	$5	$9
(1)Represents straight-line amortization of the estimated fair value of the intangible assets for customer relationships and a trade name over the estimated weighted average useful life of 10 years and one year, respectively.
(J) Reflects the adjustments made to Other expenses, net

(in millions)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Removal of interest expense on ITsavvy debt not assumed by Xerox	$(8)	$(10)
Imputed interest on the secured promissory notes issued by Xerox to Seller	9	12
Net pro forma transaction accounting adjustment to Other expenses, net	$1	$2
The secured promissory notes do not require interest, however, Xerox computed interest using a 5.5% annual interest rate.
(K) Represents the application of the estimated statutory income tax rate of 24.5% to the pro forma transaction accounting adjustments for both the nine months ended September 30, 2024 and the year ended December 31, 2023, further adjusted for valuation allowance required on certain deferred tax assets, for the nine months ended September 30, 2024. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended statutory rate will likely vary from the actual effective rate in periods subsequent to the Closing Date.
Pro Forma Financial Statements